EXHIBIT 10.4

                        SECOND AMENDMENT TO AGREEMENT FOR
                     PURCHASE AND SALE AND LEASEBACK BETWEEN
                SPI HOLDINGS, LLC AND THE SPORTS AUTHORITY, INC.

         This Second Amendment ("Amendment") to that certain Agreement for Purchase and Sale and Leaseback dated as of May 14, 1999 (the "Purchase Agreement"), by and between THE SPORTS AUTHORITY, INC, a Delaware corporation, and THE SPORTS AUTHORITY FLORIDA, INC., collectively as "Seller," and SPI HOLDINGS, LLC, a Delaware limited liability company or its nominee, as "Buyer," as previously amended by that certain letter agreement dated June 14, 1999 (the "First Amendment"), is made to be effective as of the 29th day of July, 1999. For the purposes of this Amendment, the Purchase Agreement together with the First Amendment are collectively referred to herein as the "Agreement."

         1. INCORPORATION. The terms and provisions of this Amendment are hereby incorporated by this reference in the Agreement as though fully set forth therein.

         2. DEFINITIONS. Terms not otherwise defined in this Amendment shall have the meanings ascribed to them in the Agreement.

         3. EXTENSION OF FINAL DATE FOR EXPIRATION OF APPROVAL PERIOD FOR CERTAIN BUILDINGS. Seller and Buyer agree that the date for the expiration of the Approval Period with respect to each of the Buildings located in Arrowhead, Arizona, Chula Vista, California, East Fort Lauderdale, Florida, and Fresno, California (the "Four Buildings"), shall be extended to the date that is 30 days following the earlier to occur of (i) the date on which Buyer receives from Seller either (x) a fully-executed amendment to the EFL Ground Lease substantially in the form attached hereto as Exhibit "A" and incorporated herein (the "EFL Ground Lease Amendment"), or (y) a fully-executed amended and restated version of the EFL Ground Lease (the "Amended and Restated EFL Ground Lease") containing the lender protection provisions substantially in the form contained in the EFL Ground Lease Amendment, or (ii) the date on which Seller and Buyer mutually agree in writing to the substitution of another property for the East Fort Lauderdale Building if Seller is unsuccessful in obtaining either the EFL Ground Lease Amendment or the Amended and Restated EFL Ground Lease, as provided for above, but in no event later than September 30, 1999. Notwithstanding the provisions of Section 11 of the Purchase Agreement, in the event that Seller, after using its reasonable good faith efforts, is unsuccessful in obtaining either the EFL Ground Lease Amendment or the Amended and Restated EFL Ground Lease, Buyer and Seller SHALL agree to substitute a different store property owned and operated by Seller for the deleted East Fort Lauderdale Building; provided, however, that Seller's good faith efforts shall not be deemed to include the obligation to pay any sums to the lessor under the EFL Ground Lease, other than for the attorneys' fees incurred by the lessor under the EFL Ground Lease in connection with the review and negotiation of the EFL Ground Lease Amendment or the Amended and Restated EFL

Ground Lease in an amount not to exceed Five Thousand and No/100 Dollars ($5,000.00). In such event, Seller and Buyer agree to cooperate in good faith in reaching agreement on the selection of a substitute store property. In addition to the extension of the date for the expiration of the Approval Period with respect to each of the Four Buildings, Buyer shall also have until the new expiration date of the Approval Period (as provided for above) for the Chula Vista and Fresno Buildings to provide Seller the written notifications of any unacceptable exceptions in the Title Reports and Surveys for such two Buildings.

         4. TIMING AND EXTENSION OF CLOSING. Subject to the satisfaction of all conditions precedent to the Closing of Escrow as set forth in the Agreement, the Closing of Escrow for each of the Four Buildings shall take place through Escrow, and shall occur within 30 days of the date of the expiration of the Approval Period with respect to such Four Buildings, as extended by Section 3 of this Amendment (the "Extended Outside Closing Date"). At the election of Buyer, which shall be exercised at least seven business days prior to the Extended Outside Closing Date, Buyer may extend such Extended Outside Closing Date by 30 days by paying an additional deposit (the "Four Buildings Extension Deposit") into Escrow. The Four Buildings Extension Deposit shall be equal to the sum of the amounts designated on EXHIBIT B to the Agreement for the Prorata Extension Deposits for the Four Buildings, if Buyer elects to extend the Extended Outside Closing Date as to all of the Four Buildings. If Buyer elects to extend the Extended Outside Closing Date for less than all of the Four Buildings, then the applicable Prorata Extension Deposit shall be paid as to each of the Four Buildings for which the Extended Outside Closing Date is extended, with each such payment to be in the respective amount shown on EXHIBIT B attached to the Agreement (as such amounts may be adjusted pursuant to Section 11.3 of the Agreement). The election to extend shall be effective for all of the Four Buildings, unless at the time Buyer makes the Four Buildings Extension Deposit, Buyer notifies Seller that the extension does not apply to one or more of the Four Buildings. Escrow Holder shall place the Four Buildings Extension Deposit in an interest-bearing account for the benefit of Buyer. The Four Buildings Extension Deposit, excluding the interest earned thereon, shall be included in the "Deposit" and shall be non-refundable, except as expressly provided in the Agreement with respect to the Extension Deposit. The portion of the Deposit allocable to the Four Buildings as so increased shall be credited to the Purchase Price as to each of the Four Buildings at Closing, such credit to be in the amounts shown on EXHIBIT B (as such amounts may be adjusted pursuant to Section 11.3 of the Agreement).

         5. CONFLICTS. In the event of any conflict between the terms and provisions of this Amendment and those of the Agreement, the terms and provisions of this Amendment shall control.

         6. EFFECT. Except as modified hereby, the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the 29th day of July, 1999.

"SELLER"                                   "BUYER"

THE SPORTS AUTHORITY, INC.,                SPI HOLDINGS, LLC
a Delaware corporation                     a Delaware limited liability company

         By:____________________
         Name:__________________
         Title:_________________           By_______________________
                                             Dennis J. Wong, Manager

         By:____________________
         Name:__________________
         Title:_________________

THE SPORTS AUTHORITY FLORIDA, INC.,
a Florida corporation

         By:____________________
         Name:__________________
         Title:_________________

         By:____________________
         Name:__________________
         Title:_________________

SPI Sports Authority: 1999 Purchase Transaction:
Docs: 2nd Amdt PSA v.1 7522.10

                       EXHIBIT "A" TO SECOND AMENDMENT TO
                  AGREEMENT FOR PURCHASE AND SALE AND LEASEBACK
            BETWEEN SPI HOLDINGS, LLC AND THE SPORTS AUTHORITY, INC.

                        SECOND AMENDMENT TO 99-YEAR LEASE

         THIS SECOND AMENDMENT TO 99-YEAR LEASE (herein referred to as the "Amendment") made as of July __, 1999 by Judith Antweiler, Individually and as Trustee of the of the Robert Rickel Trust A, and Helen Rickel, Individually, whose address is 2121-B North Federal Highway, Fort Lauderdale, Florida 33305 (herein referred to as the "Ground Lessor"), and THE SPORTS AUTHORITY, INC., a Delaware corporation, having its principal office at 3383 North State Road 7, Ft. Lauderdale, Florida 33319.

                                   WITNESSETH:

         WHEREAS, Robert Rickel and Helen Rickel, his wife as lessor (herein the "Ground Lessor"), and Stanley Kirk, as lessee, were parties to certain Ninety-Nine Year Leases recorded April 16, 1958 in Official Records Book 1200, Page 500 and Official Records Book 1200, Page 538, each of the Public Records of Broward County, Florida (herein collectively called the "Ground Lease"), wherein Ground Lessor leased to the lessee therein, Ground Lessor's right, title and interest in and to certain land (hereinafter called the "Property") situate in Fort Lauderdale, Broward County, State of Florida, and being more particularly described on EXHIBIT "A", attached hereto and made a part hereof; and

         WHEREAS, the lessee's right, title and interest in and to the Ground Lease was assigned to The Stouffer Corporation by virtue of that certain Assignment of Leases recorded in Official Records Book 1866, Page 591, of the Public Records of Broward County, Florida; and

         WHEREAS, the lessee's right, title and interest in and to the Ground Lease was further assigned to Anacapri, Inc., a Florida corporation, by virtue of that certain Assignment of Lease, recorded in Official Records Book 11557, Page 5, of the Public Records of Broward County, Florida; and

         WHEREAS, the lessee's right, title and interest in and to the Ground Lease was further assigned to Anacapri Limited Partnership, a Florida limited partnership, by virtue of that certain Assignment of Lease recorded in Official Records Book 13932, Page 912, of the Public Records of Broward County, Florida; and

         WHEREAS, the lessee's right, title and interest in and to the Ground Lease was acquired by FNB Properties, Inc., a Florida corporation (hereinafter called "FNB), by virtue of that certain Amended Certificate of Title recorded in Official Records Book 19856, Page 536, of the Public Records of Broward County, Florida; and

         WHEREAS, FNB as "Seller", and Southern Centers Associates, a Florida general partnership, as "Buyer" (hereinafter called "Southern"), entered into a Contract For Purchase and Sale dated February 22, 1994 for the purchase by Southern of FNB's interest and rights under the Ground Lease and all improvements located thereon, including the Anacapri Hotel (hereinafter called the "Purchase Contract"); and

         WHEREAS, Southern assigned all of its right, title and interest to the Purchase Contract to Bayshore Developers, Inc., a Florida corporation (herein called "Bayshore"), and Bayshore thereafter assigned all of its right, title and interest in and to the Purchase Contract to The Sports Authority, Inc., a Delaware corporation (hereinafter called "Sports Authority"), and Ground Lessor and Sports Authority entered into that certain Amendment to 99-Year Lease dated as of May 26, 1994. The Ground Lease as amended is referred to herein as the "Lease".

         WHEREAS, Sports Authority desires to amend the Lease to facilitate the ability of Sports Authority, its successors and permitted assigns under the Lease to finance their leasehold interest therein, as hereinafter provided, and the Ground Lessor has consented thereto.

         NOW, THEREFORE, in connection of these presents and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. The Lease is amended by inserting the following new Article as
Article XXXVIII thereof:

         LENDER PROTECTION PROVISIONS:

         The terms "Lender", "Loan", "Mortgage" shall have the following meanings: (a) "Lender" shall mean an entity identified as such in writing to Lessor which makes a Loan to Lessee, secured by a Mortgage and evidenced by a Note or which is the holder of the Mortgage and Note as a result of an assignment thereof; (b) "Loan" shall mean a loan made by a Lender to Lessee secured by a Mortgage and evidenced by a Note; and (c) "Mortgage" shall mean a first priority mortgage, deed of trust or similar security instrument from Lessee to Lender hereafter executed covering Lessee's leasehold estate in the demised premises.

         Lessor consents to the encumbrance of Lessee's leasehold estate and interest in the demised premises ("Leasehold Estate") by a Mortgage in favor of Lender. Lessor further agrees that the consent of Lessor shall not be required in connection with (a) Lender's transfer or assignment of all or any portion of its interest in the Loan and/or

Mortgage to any party; and (b) the assignment of Lessee's interest in the Leasehold Estate at a duly and properly conducted foreclosure sale, or an assignment of Lessee's interest in the Leasehold Estate made in lieu of a foreclosure sale. Lessor acknowledges that this Lease shall not be affected by lender's acquisition of the Leasehold Estate or the assignment thereof as provided above. Any subsequent assignment of the Leasehold Estate shall be subject to the provisions of Article XIII hereof, which provides for free assignability, subject to compliance with the conditions therein stated.

         Lessor shall give written notice of any default by Lessee to Lender concurrently with the delivery of such notice to Lessee. Such notices shall be given to Lender in the manner required under Article XXVI, to such address as Lender may provide to Lessor from time to time. No notice of termination of the Lease shall be effective against Lender unless a copy of such notice is delivered to Lender concurrently with the delivery of such notice to Lessee.

         Lessor agrees that if there is a default under the Lease, before Lessor shall exercise any right to terminate the Lease, Lender shall have the right, but not the obligation, to perform any term, covenant, condition or agreement and to remedy the default, (a) for a period of 30 days after the period for cure of such default granted to Lessee under the Lease if the default is the failure to timely pay rent or other monetary sums due under the Lease, and (b) if the default is other than the payment of rent or other monetary sums, for a period of 60 days after the time period for cure of such default granted to Lessee under the Lease; provided however that in the event the default is of such a nature that it cannot reasonably be cured by Lender within said 60 days, the cure period shall be extended for a reasonable time to complete such cure provided that Lender notifies Lessor within said 60 day period that it is undertaking the cure of such default and thereafter Lender undertakes and diligently pursues such cure to completion. If, due to the nature of such default, Lender cannot effect a cure until possession of the demised premises has been obtained, Lender's cure period shall not commence to run until possession or control of the demised premises is obtained, provided Lender notifies Lessor within the aforesaid 60 days period that it is undertaking the cure of such default, and provided that Lender then diligently pursues its remedies under the Mortgage to gain possession of the premises, and further provided that all material obligations that that can be performed without possession of the Premises are performed. Lessor agrees to accept performance by Lender of any term, covenant, obligation or condition of the Lease on Lessee's part to be kept or performed, with the same force and effect as though performed by Lessee.

         Lessor agrees that Lender shall not be obligated to cure defaults of Lessee that are not reasonably susceptible of being cured by Lender including, without limitation, the failure of Lessee to keep books and records or deliver statements, the failure of Lessee to comply with the time requirements under the Lease, the bankruptcy, insolvency or similar event relating to Lessee, or the failure of Lessee to give required notices or certificates, and all such defaults which are not susceptible to cure by Lender shall be deemed waived as against Lender. As used herein defaults that are "not susceptible of being cured" shall mean those that are incapable of being performed by any party other then Lessee, or that by their nature are not physically or legally capable of being cured by Lender, including those specifically mentioned above.

         Subject to the terms and conditions of this Article, the rights and interests of Lender under the Loan and Mortgage shall at all times be subject and subordinate to the rights and interests of Lessor under the Lease, and nothing herein shall be construed to encumber or subordinate Lessor's fee interest in the demised premises or Lessor's reversionary right in the demised premises and the improvements and fixtures thereon, to Lender or to the Mortgage or other instruments securing the Loan. While neither the Lease nor Lessor's interest in the Property are subordinate to the Mortgage, Lessor and Lessee agree that while the Mortgage is outstanding, the disposition of all proceeds from insurance carried by Lessee shall be subject to the disbursement provisions of the Mortgage, rather than the provisions of Article IX of the Lease.

         Lessor and Lessee agree that they shall not modify or amend this Lease without Lender's prior written consent, which shall not be unreasonably withheld, and any amendment or modification without Lender's prior written consent shall not be effective against Lender.

         Upon assignment by Lender of this Lease and the Leasehold Estate, Lender shall have no liability for obligations accruing after the date of such assignment. If Lender becomes the Lessee under the Lease, Lender's liability thereunder during such period as the Lease is in full force and effect shall be limited to its interest in the subleased premises.

         Lessor agrees that Lessee may finance and refinance Lessee's interest in the premises, from time to time without obtaining the consent of Lessor, through any Lender, and that the terms and conditions set forth in this Agreement in favor of a Lender shall apply to and for the benefit of the Lender(s) of such financing and refinancing if Lessor is provided written notice of such Lender(s). Upon such notice, all references to "Lender" in this Article shall mean and refer to such lender(s) and all references to "Loan" shall mean and refer to such lender's or lenders' loan or loans.

         In the event this Lease is rejected or terminated in any proceedings involving the insolvency or bankruptcy of Lessee, upon the request of Lender made to Lessor within 30 days after such rejection or termination, Lessor shall enter into a new lease with Lender or Lender's assignee or nominee on the same terms and conditions as the Lease.

         Lessor, upon the request of Lender, shall provide an estoppel certificate to Lender in the form reasonably requested by Lender, covering the matters described in

Article XXXIV hereof and such other matters pertaining to the Lease as may be reasonably requested by Lender.

         NOTE: IF LESSOR'S INTEREST IN THE PROPERTY IS ENCUMBERED AT THE TIME THE LEASE AMENDMENT IS ENTERED INTO, LESSOR'S MORTGAGEE MUST EXECUTE A RECOGNITION AGREEMENT IN FORM ACCEPTABLE TO LESSEE AND LENDER CONFIRMING THAT SUCH MORTGAGEE WILL RECOGNIZE LESSEE'S INTEREST IN THE LEASE AND LENDER'S MORTGAGE INTEREST THEREIN, IN THE EVENT OF A FORECLOSURE OF THE FEE INTEREST IN THE PROPERTY.